EXHIBIT 23.1

CONSENT OF INDEPENENT AUDITORS

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Guaranty Bancshares, Inc. (File no. 333-77783) of our report dated June 15, 2001 on our audit of the financial statements of the Guaranty Bancshares, Inc. Employee Stock Ownership Plan (with 401 (k) Provisions) as of December 31, 2000 and for the years ended December 31, 2000, which report is included in this Annual Report on Form 11-K.

/s/ Fisk & Robinson, P.C.

Mt. Pleasant, Texas
October 23, 2001